EXHIBIT 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statement of CPAC, Inc. on Form S-2 Post-Effective Amendment No. 1 (File No. 333-06987), in the registration statements of CPAC, Inc. on Forms S-3 (File Nos. 33-52164 and 333-06965), in the registration statements of CPAC, Inc. on Forms S-8
(File Nos. 333-39529 and 333-1361), and in the registration statements of CPAC, Inc. on Amendment No. 1 to Forms S-8 (File Nos. 333-13365 and 333-67819), of our report dated May 28, 1999, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Rochester, New York
June 25, 1999



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